Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meanings as terms defined and included in the Company’s Registration Statement on Form S-1 and Form S-4 filed on July 25, 2023 (“the Registration Statement”). Unless the context otherwise requires, all references in this section to “Surf Air Mobility Inc.” refer to SAM and its wholly-owned subsidiaries after the Internal Reorganization and the Southern Acquisition.

Introduction

SAM is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the following: (i) the Internal Reorganization (including the Conversions) and the Southern Acquisition; (ii) the Tuscan Payment; (iii) the SAFE Settlement; (iv) the Advisor Accrual; (iv) the Initial GEM Issuance, the GEM Purchase and the GEM Advances; and (v) other adjustments. The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended. The pro forma adjustments are described in the accompanying footnotes.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited condensed consolidated balance sheet of Surf Air as of June 30, 2023 and the historical unaudited condensed consolidated balance sheet of Southern as of June 30, 2023 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions, summarized below, had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the historical unaudited condensed consolidated statement of operations of Surf Air Global Limited ("Surf Air") for the six months ended June 30, 2023 and the historical unaudited condensed consolidated statement of operations of Southern for the six months ended June 30, 2023 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions, summarized below, had been consummated on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited consolidated statement of operations of Surf Air for the year ended December 31, 2022 and the historical audited consolidated statement of operations of Southern for the year ended December 31, 2022 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions, summarized below, had been consummated on January 1, 2022.

The historical financial information has been adjusted to give effect to factually supportable events that are related and/or directly attributable to the Internal Reorganization, the Southern Acquisition and related transactions, summarized below. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to offer relevant information necessary to provide a reasonable basis for understanding of the combined company upon consummation of the Internal Reorganization, the Southern Acquisition and related transactions, summarized below.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes:

•
the historical audited consolidated financial statements of Surf Air as of and for the year ended December 31, 2022 (included in the section titled “Index to Consolidated Financial Statements” in the Registration Statement);
•
the historical unaudited condensed consolidated financial statements of Surf Air as of and for the six months ended June 30, 2023 (included in SAM’s June 30, 2023 Quarterly Report on Form 10-Q, filed concurrently with this Current Report on Form 8-K);
•
the historical audited consolidated financial statements of Southern as of and for the year ended December 31, 2022 (included as Exhibit 99.2 within this Current Report on Form 8-K); and
•
the historical unaudited condensed consolidated financial statements of Southern as of and for the six months ended June 30, 2023 (included as Exhibit 99.1 within this Current Report on Form 8-K).

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Internal Reorganization, Southern Acquisition and related transactions

In connection with the Internal Reorganization, occurring on July 21, 2023, Surf Air effected the following conversions:

•
all Surf Air Preferred Shares were converted into Ordinary Shares in accordance with their terms;
•
all Surf Air Warrants that did not expire or were otherwise cancelled as a result of the Internal Reorganization were given the option to exercise each Surf Air Warrant for cash or on a cashless basis. For holders electing not to exercise the appliable Surf Air Warrant, the Surf Air Warrant will remain outstanding but will be exercisable for a number of shares that would have been issued had the Surf Air Warrant been exercised immediately prior to the Internal Reorganization;
•
all Surf Air Convertible Securities that did not expire or were otherwise cancelled as a result of the Internal Reorganization were cancelled and extinguished (to the extent not converted) for the right to receive a number of shares equal to the number of Ordinary Shares that would be issued assuming the conversion of the applicable Surf Air Convertible Security;
•
each Ordinary Share (including all ordinary shares issued or issuable upon the foregoing conversions) outstanding as of immediately prior to the Closing of the Internal Reorganization was cancelled in exchange for shares of SAM Common Stock based on the Conversion Ratio (with any vesting conditions applicable to such Ordinary Shares to apply to such shares of our Common Stock);
•
each Surf Air Option was automatically converted into an option to acquire a number of shares of Common Stock (rounded down to the nearest whole share) based on the Conversion Ratio. The per share exercise price for shares of Common Stock issuable upon exercise of such converted option is equal to the exercise price per Ordinary Share applicable to the Surf Air Option immediately prior to the Internal Reorganization (rounded up to the nearest whole cent) divided by the Conversion Ratio. Such converted option is on substantially the same terms and conditions as the corresponding Surf Air Option; and
•
each Surf Air RSU award was automatically converted into an award with respect to a number of shares of our Common Stock (rounded down to the nearest whole share) based on the Conversion Ratio that will be subject to the same vesting and other terms as the corresponding Surf Air RSU award (with all such RSUs outstanding having vested upon the listing of our Common Stock).

Prior to the effectiveness of the Registration Statement, SAM effected the Internal Reorganization, whereby a wholly-owned subsidiary of SAM merged with and into Surf Air, after which Surf Air is a wholly-owned subsidiary of SAM.

Pursuant to the Southern Acquisition Agreement, on the closing date a wholly-owned subsidiary of SAM will be merged with and into Southern, after which Southern is a wholly-owned subsidiary of SAM (the “Southern Acquisition”).

Following the Internal Reorganization and Southern Acquisition, (i) Surf Air and Southern are both wholly owned subsidiaries of SAM, (ii) the security holders of Surf Air (including the holders of SAFEs) and Southern are security holders of SAM, and (iii) SAM owns directly or indirectly all of the equity securities, assets, business and operations of each of Surf Air and Southern. SAM is the publicly traded company. The Southern Acquisition occurred immediately prior to the listing of our Common Stock. Listing of our Common Stock was subject to consummation of the Southern Acquisition. The consummation of the Southern Acquisition was subject to the effectiveness of the Registration Statement, the approval for listing of our Common Stock, the consummation of the Internal Reorganization, regulatory approvals and other customary closing conditions.

On May 17, 2022 and June 30, 2022, the Company also entered into Simple Agreements for Future Equity (“SAFEs”) for an aggregate amount of approximately $56 million (of which approximately $15 million was funded through the cancellation of obligations owing by the Company to a counterparty, approximately $19 million was funded through in-kind services and approximately $22 million was funded in cash), which provide, among other things, for the conversion of such SAFEs into shares of common stock of the Company in connection with a listing. Two additional SAFEs were entered into with individual private investors on September 12, 2022 and January 31, 2023. On June 15, 2023, the Company entered into a SAFE with LamJam LLC for approximately $6.9 million, of which approximately $3.47 million was funded through the cancellation of promissory notes owing by the Company to LamVen LLC and $3.47 million was funded in cash. Upon Closing, the Company will irrevocably transfer, assign and convey to SAM all of the Company’s rights, interests, and obligations under the SAFEs and holders of SAFE notes will be entitled to receive SAM Common Stock upon conversion of the SAFEs in connection with the listing based on a conversion price equal to 65% of the initial listing price.

On May 17, 2022, the Company entered into the Share Subscription Facility (as further amended and restated on February 8, 2023 and June 15, 2023). Pursuant to the Share Subscription Facility SAM will issue to GEM 1,300,000 shares of Common Stock. On June 15, 2023, the Company entered into the GEM Purchase Agreement, whereby SAM will issue to GEM 1,000,000 shares of Common Stock.

For the purposes of these pro forma financial statements, 51,250,000 shares of Common Stock were issued as part of the Internal Reorganization and the Southern Acquisition, which includes 35,000,000 shares of Common Stock issuable to Surf Air shareholders, of which 33,135,330 were issued as of the listing date, 1,743,735 shares will be issued upon the exercise of previously granted Surf Air Options, 120,935 shares will be issued upon the exercise of previously granted Surf Air Preferred Share Warrants, and 16,250,000 shares of Common Stock were issued to existing Southern shareholders. These amounts are based on shares issued and outstanding following the Company’s direct listing, with an opening trading price of $5.00 per common share. Subsequent to this allocation, additional Common Stock was issued as consideration for the Tuscan Payment, the SAFE Settlement, the Advisor Accrual, the Initial GEM Issuance, and the GEM Purchase. Proforma share issuances related to GEM Advances are based on the contractual terms of the SPA with GEM and the opening trading price of $5.00 per common share.

For purposes of the Conversions, shares of Surf Air common stock were exchanged for shares of Common Stock at a conversion ratio of 22.40 to 1 as of June 30, 2023.

Accounting treatment for the Southern Acquisition

Surf Air’s acquisition of all of the issued and outstanding share capital of Southern will be treated as a business combination under Accounting Standard Codification 805, Business Combinations (“ASC 805”) and will be accounted for using the acquisition method. Surf Air will record the fair value of assets acquired and liabilities assumed from Southern. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

The following summarizes the unaudited pro forma combined Common Stock issued and outstanding as of immediately following the consummation of the Internal Reorganization, the Southern Acquisition and related transactions as if the transactions had been consummated on June 30, 2023:

	Common Shares Outstanding	%
Surf Air Global stockholders (1)	33,135,330	36.05%
Southern stockholders	16,250,000	17.68%
Tuscan's public shareholders (2)	635,000	0.69%
SAFE Investors (3)	17,365,358	18.89%
Advisors	15,000	0.02%
Share Subscription Facility (4)	24,522,222	26.68%
Proforma Common Stock	91,922,910	100%

(1)
Includes 33,135,330 shares of Common Stock to be issued to existing Surf Air shareholders in connection with the Internal Reorganization. Excludes 1,743,735 shares of Common Stock underlying Surf Air Options and 120,935 shares of Common Stock underlying Surf Air Preferred Warrants that are included in the number of fully diluted shares used to determine the Southern Acquisition consideration. Also excludes future grants of equity awards contemplated under the 2023 Equity Incentive Plan.
(2)
Pursuant to the termination of the Business Combination Agreement with Tuscan, SAM has agreed to issue 635,000 shares of Common Stock to Tuscan in the event that a triggering event occurs, which includes, among other things, the listing.
(3)
Represents the number of shares to be issued pursuant to the SAFEs at a conversion price equal to 65% of the Assumed Opening Price.
(4)
Reflects (1) 1,000,000 shares of Common Stock purchased by GEM for an aggregate purchase price of $25 million to be issued to GEM following the listing, (2) $100 million in draw-downs under the Share Subscription Facility upon the listing pursuant to the GEM Advance in exchange for 22,222,222 shares of Common Stock, based on a discount of 10% to the opening listing price of $5.00 per common share; the actual number of shares issuable upon the $100 million draw down will depend on the VWAP share price preceding the date of draw down, and (3) 1,300,000 shares of Common Stock issued to GEM following the listing.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of June 30, 2023 (in thousands, except share data)

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Assets
Current assets
Cash	$2,269	$1,067	$(500)	g	$79,737
			(12,439)	m
			123,000	p
			8,000	q
			(6,000)	r
			(25,000)	s
			(10,000)	t
			(660)	u
Accounts receivable, net	67	4,530	(44)	a	4,553
Prepaid expenses and other current assets	7,733	4,826	(232)	a	12,221
			(106)	u
Total current assets	10,069	10,423	76,019		96,511
Restricted cash	907				907
Property and equipment, net	701	34,940			35,641
Operating lease right-of-use assets	446	13,476			13,922
Finance lease right-of-use assets		1,301			1,301
Intangibles, net	2,658	155	40,095	c	42,908
Other assets		3,446	25,000	s	38,386
			10,000	t
			(60)	u
Goodwill		805	49,540	d	50,345
Total assets	$14,781	$64,546	$200,594		$279,921

Current liabilities
Accounts payable	13,106	6,012	(44)	a	18,999
			(75)	e
Accrued salaries, wages and benefits		2,773			2,773
Accrued expenses	15,301		(232)	a	15,069
Deferred revenue	8,394	7,570			15,964
SAFE notes at fair value, current	46,844		(46,844)	g	—
Current maturities of long-term debt		1,985	(198)	u	1,787
Operating lease liabilities, current	317	3,572			3,889
Finance lease liability, current		142			142
Convertible notes at fair value, current	35,106		(35,106)	f	—
Current portion due to related parties	12,699	2,790			15,489
Other current liabilities		4,556			4,556
Total current liabilities	131,767	29,400	(82,499)		78,668
Long-term debt, net of current maturities		19,224	(628)	u	18,596.00
Operating lease liabilities	135	7,188			7,323
Finance lease liability, long term		1,750			1,750.00
Due to related parties, net of current portion		7,579			7,579
Convertible notes at fair value, long term	—		8,000	q	8,000.00
SAFE notes at fair value, long term	10,001		(10,001)	g	—
Deferred tax liabilities			2,182	k	2,182
Other long term liabilities	18,546	298	(3,397)	n	7,447
			(2,000)	p
			(6,000)	r
Total liabilities	$160,449	$65,439	$(94,343)		$131,545

Redeemable convertible preferred shares	133,667	3,624	(133,667)	f	—
			(3,624)	h
Class B-6s redeemable convertible preferred shares	8,889		(8,889)	f	—
Common shares	1		0	b	9
			0	e
			2	f
			2	g
			2	i
			0	l
			2	p
Additional paid-in capital	128,707	9,965	6,500	b	602,612
			75	e
			177,660	f
			56,700	g
			(9,965)	h
			81,248	i
			3,175	l
			12,439	o
			136,108	p
Accumulated deficit	(416,932)	(14,482)	(6,500)	b	(454,245)
			(357)	g
			14,482	h
			5,310	k
			(3,175)	l
			(12,439)	m
			3,397	n
			(12,439)	o
			(11,110)	p
Noncontrolling interests		—			—
Total shareholders' equity (deficit)	(279,335)	(4,517)	432,228		148,376
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$14,781	$64,546	$200,594		$279,921

Unaudited Pro Forma Condensed Combined Statement of Operations

for the Six Months Ended June 30, 2023 (in thousands, except share and per share data)

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenue	$11,702	$45,061			$(200)	a	$56,563
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	13,699		3,763	1	(200)	a	49,998
			7,355	2
			2,670	3
			4,655	4
			13,349	5
			4,707	7
Maintenance, materials and repairs		3,763	(3,763)	1			—
Aircraft fuel		7,355	(7,355)	2			—
Airport-related expenses		2,670	(2,670)	3			—
Aircraft rent		4,655	(4,655)	4			—
Salaries, wages and benefits		17,117	(13,349)	5			—
			(3,768)	10
Technology and development	1,629		1,439	8			3,068
Sales and marketing	3,321		244	9			3,565
General and administrative	17,736		3,768	10			25,909
			4,405	6
Depreciation and amortization	519	1,860			1,211	c	3,590
Other operating expenses		10,795	(1,439)	8			—
			(244)	9
			(4,405)	6
			(4,707)	7
Loss on contract termination							—
Total operating expenses	36,904	48,215	—		1,011		86,130
Operating loss	(25,202)	(3,154)	—		(1,211)		(29,567)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(38,500)				38,500	j	—
Interest income (expense), net	(697)	(1,451)			(390)	q	(2,538)
Gain on extinguishment of debt	(389)				389	j	—
Loss on derivative settlement							—
Other income (expense)	(305)	507					202
Total other expense, net	(39,891)	(944)			38,499		(2,336)
Income (loss) before taxes	(65,093)	(4,098)	—		37,288		(31,903)
Income tax expense (benefit)		7			284	k	291
Net income (loss) including noncontrolling interests	(65,093)	(4,105)	—		37,004		(32,194)
Net loss attributable to noncontrolling interest		(201)					(201)
Net income (loss) attributable to SAM common shareholders	$(65,093)	$(3,904)	$—		$37,004		$(31,993)
Earnings per share:
Net loss per share, basic and diluted							$(0.35)
Weighted average shares used in computing net loss per share, basic and diluted							91,922,910

Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2022 (in thousands, except share and per share data)

	Surf Air Global Limited (Historical)	Southern Airways Corporation (Historical)	Reclassification Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Revenue	$20,274	$80,716			$(444)	a	$100,546
Operating expenses
Cost of revenue, exclusive of depreciation and amortization	24,824		5,430	1	(444)	a	87,851
			15,676	2
			4,627	3
			8,153	4
			22,934	5
			6,651	7
Maintenance, materials and repairs		5,430	(5,430)	1			—
Aircraft fuel		15,676	(15,676)	2			—
Airport-related expenses		4,627	(4,627)	3			—
Aircraft rent		8,153	(8,153)	4			—
Salaries, wages and benefits		29,006	(22,934)	5			—
			(6,072)	10
Technology and development	3,289		2,570	8			5,859
Sales and marketing	5,214		582	9			5,796
General and administrative	36,824		6,072	10	12,439	m	90,042
			8,982	6	25,725	o
Depreciation and amortization	1,027	3,051			2,423	c	6,501
Other operating expenses		18,785	(2,570)	8			0
			(582)	9
			(8,982)	6
			(6,651)	7
Loss on contract termination					3,175	l	3,175
Total operating expenses	71,178	84,728	—		43,318		199,224
Operating loss	(50,904)	(4,012)	—		(43,762)		(98,678)
Other income (expense)
Changes in fair value of financial instruments carried at fair value, net	(27,711)				27,711	j	—
Interest income (expense), net	(596)	(1,764)			(780)	q	(3,140)
Gain on extinguishment of debt	5,951				(5,951)	j	—
Loss on derivative settlement					(11,110)	p	(11,110)
Other income (expense)	(1,102)	219					(883)
Total other expense, net	(23,458)	(1,545)			9,870		(15,133)
Income (loss) before taxes	(74,362)	(5,557)	—		(33,892)		(113,811)
Income tax expense (benefit)		(409)			(7,506)	k	(7,915)
Net income (loss) including noncontrolling interests	(74,362)	(5,148)	—		(26,386)		(105,896)
Net loss attributable to noncontrolling interest		(677)					(677)
Net income (loss) attributable to SAM common shareholders	$(74,362)	$(4,471)	$—		$(26,386)		$(105,219)
Earnings per share:
Net loss per share, basic and diluted							$(1.14)
Weighted average shares used in computing net loss per share, basic and diluted							91,922,910

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited condensed consolidated balance sheet of Surf Air as of June 30, 2023 and the historical unaudited condensed consolidated balance sheet of Southern as of June 30, 2023 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 combines the historical unaudited condensed consolidated statement of operations of Surf Air for the six months ended June 30, 2023 and the historical unaudited condensed consolidated statement of operations of Southern for the six months ended June 30, 2023 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions had been consummated on January 1, 2022.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 combines the historical audited consolidated statement of operations of Surf Air for the year ended December 31, 2022 and the historical audited consolidated statement of operations of Southern for the year ended December 31, 2022 on a pro forma basis as if the Internal Reorganization, the Southern Acquisition and related transactions had been consummated on January 1, 2022.

The historical financial information has been adjusted to give effect to the factually supportable events that are related and/or directly attributable to the Internal Reorganization, the Southern Acquisition and related transactions. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to offer relevant information necessary to provide a reasonable basis for understanding of the combined company upon consummation of the Internal Reorganization, the Southern Acquisition and related transactions.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes:

•
the historical audited consolidated financial statements of Surf Air as of and for the year ended December 31, 2022;
•
the historical unaudited condensed consolidated financial statements of Surf Air as of and for the six months ended June 30, 2023;
•
the historical audited consolidated financial statements of Southern as of and for the year ended December 31, 2022; and
•
the historical unaudited condensed consolidated financial statements of Southern as of and for the six months ended June 30, 2023.

Surf Air’s acquisition of all of the issued and outstanding share capital of Southern will be treated as a business combination under Accounting Standard Codification 805, Business Combinations (“ASC 805”) and will be accounted for using the acquisition method. Surf Air will record the fair value of assets acquired and liabilities assumed from Southern. Any excess amounts after allocating the estimated consideration to identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Southern Acquisition and related transactions.

The pro forma adjustments reflecting the completion of the Southern Acquisition and related transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Southern Acquisition and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Southern Acquisition and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

2. Southern Acquisition

Under the acquisition method, the total estimated purchase price, or consideration transferred, is measured at the transaction closing date. Southern security holders are entitled to receive a number of shares representing the greater of (a) share equal to a value of $81.25 million (based on the opening price per share of our Common Stock on the day of listing); or (b) 12.5% of the fully-diluted shares of SAM upon listing. The assets of Southern have been measured based on various preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The purchase accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Southern as of the transaction date. Accordingly, the purchase accounting in the unaudited pro forma condensed combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma condensed combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Southern at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

As a result the unaudited pro forma condensed combined financial information reflects the purchase price applicable to the Southern Acquisition as follows (in thousands):

June 30, 2023
Identifiable intangible assets:
EAS contracts	$38,200
Trademark/ Tradename	2,050
Deferred tax liability	(7,492)
Goodwill	50,345
Other net liabilities assumed	(1,853)
Total consideration	81,250
Common equity delivered at closing	$81,250

Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets. The valuation of the identifiable intangible assets acquired was based on management’s preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. The tangible long-lived assets were recorded at their estimated fair values, which approximates their carrying value, while the intangible long-lived assets were valued using a discounted cash flow method. In the unaudited pro forma condensed combined balance sheet as of June 30, 2023, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $50.3 million was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $40.3 million.

3. Reclassification Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

Certain reclassifications have been made to the historical presentation of Southern to conform to the financial statement presentation of the combined company:

1.
The Company recognizes costs related to maintenance, materials, and repairs as a component of cost of revenue, while Southern recognizes these costs as a distinct financial statement line item. Therefore, this adjustment conforms the presentation of maintenance, materials, and repairs to the Company’s presentation.
2.
The Company recognizes costs related to aircraft fuel as a component of cost of revenue, while Southern recognizes these costs as a distinct financial statement line item. Therefore, this adjustment conforms the presentation of aircraft fuel to the Company’s presentation.
3.
The Company recognizes airport-related expenses as a component of cost of revenue, while Southern recognizes these costs as a distinct financial statement line item. Therefore, this adjustment conforms the presentation of airport-related expenses to the Company’s presentation.
4.
The Company recognizes aircraft rent expenses as a component of cost of revenue, while Southern recognizes these costs as a distinct financial statement line item. Therefore, this adjustment conforms the presentation of aircraft rent expenses to the Company’s presentation.
5.
The Company recognizes expenses for salaries, wages and benefits for pilots and aircraft support staff as a component of cost of revenue, while Southern recognizes these costs as a component of salaries, wages and benefits expense. Therefore, this adjustment conforms the presentation of salaries, wages and benefits for pilots and aircraft support staff to the Company’s presentation.
6.
The Company recognizes general operating expenses, inclusive of insurance, utilities, and professional fees as a component of general and administrative expenses, while Southern recognizes these costs as component of other operating expenses. Therefore, this adjustment conforms the presentation of general operating expenses to the Company’s presentation.
7.
The Company recognizes expenses for pilot training, aircraft insurance, and indirect pilot costs as a component of cost of revenue, while Southern recognizes these costs as component of other operating expenses. Therefore, this adjustment conforms the presentation of other pilot and aircraft expenses to the Company’s presentation.
8.
The Company recognizes expenses for flight reservation and scheduling systems as a component of technology and development expenses, while Southern recognizes these costs as component of other operating expenses. Therefore, this adjustment conforms the presentation of flight reservation and scheduling system expenses to the Company’s presentation.
9.
The Company recognizes expenses for sales and marketing as a sales and marketing expenses, while Southern recognizes these costs as component of other operating expenses. Therefore, this adjustment conforms the presentation of sales and marketing expenses to the Company’s presentation.
10.
The Company recognizes expenses for salaries, wages and benefits for general and administrative employees as a component of general and administrative expenses, while Southern recognizes these costs as a component of salaries, wages and benefits expense. Therefore, this adjustment conforms the presentation of salaries, wages and benefits for general and administrative employees to the Company’s presentation.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The transaction accounting adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a)
On the Pro Forma Condensed Combined Balance Sheet, it reflects the elimination of amounts due from Surf Air to Southern for billings related to aircraft operation services performed by Southern for Surf Air through June 30, 2023. Such operation services included aircraft insurance, pilot salaries, fuel costs, landing fees, maintenance and other miscellaneous expenses, for which Southern billed the Company as pass-through costs.

In conjunction, Southern billed the Company additional management fee for above services on the monthly basis through June 30, 2023. On the Pro Forma Combined Statement of Operations, the Company recognizes them as cost of revenue, while Southern recognizes them as revenue. Therefore, this adjustment eliminates the relevant revenue and costs of revenue between the Company and Southern as related with management fee for the periods ended December 31, 2022 and June 30, 2023.

b)
Reflects the adjustment of the derivative liability associated with the facility commitment shares to be issued to GEM upon listing. The resulting 1,300,000 shares of Common Stock will be issued to GEM at a purchase price of $0.01 per share, based on the opening listing price of SAM common shares of $5 per share.
c)
Adjustments to reflect the preliminary fair values of Southern’s identifiable intangible assets and the associated amortization expense. The primary assets include essential air service (“EAS”) routes and trademarks. The fair value for each asset is based on preliminary assumptions, utilizing a discounted cash flow analysis for EAS routes and a relief from royalty valuation for trademarks. While the EAS contracts are typically for a two to four year period, the discounted cash flow analysis includes assumptions regarding the retention and expansion of EAS routes and the related cash flows to be derived from such routes to be twenty years. That is because the majority of the revenue is captured within the first 20 years and the residual value after year 20 is immaterial. Trademark assumptions are based on a 0.75% assumed royalty rate, consistent with competitors in the travel and leisure industry, over projected discounted revenue assumptions over a 60 month period. These assumptions are subject to further analysis and may change, which would result in a change to the adjustments included in the unaudited pro forma financial information. The following table presents the fair value, useful life and pro forma amortization adjustments for each asset (in thousands, except for estimated useful life):

			Incremental Amortization
Asset	Fair Value	Useful Life	Quarterly	Annual
EAS Contracts	38,200	20 years	478	1,910
Trademark/ Tradename	2,050	4 years	128	513
Total	$40,250	—	$606	$2,423

d)
Adjustment to record goodwill true-up resulting from the Southern Acquisition. Goodwill is not amortized but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired.
e)
Reflects the issuance of 15,000 shares of Common Stock with an assumed value of $75,000 connection with the satisfaction of advisor accruals.
f)
Represents the recapitalization of existing Surf Air equity interests through Conversion to SAM Common Stock:
•
Surf Air common interests of 13,417,826, Company Warrants of 3,837,627, and vested RSUs of 220,424, have been exchanged for 17,475,877 shares of SAM Common Stock;
•
Surf Air preferred interests of 318,675,165 have been exchanged for 14,232,756 shares of Common Stock, which is based on aggregate outstanding preferred interests divided by a conversion ratio of 22.40 to 1; and
•
Surf Air convertible debt arrangements have been exchanged for 1,426,696 shares of Common Stock, which is based on the aggregate shares convertible under these arrangements of 31,958,191 divided by a conversion ratio of 22.40 to 1.
g)
Reflects the conversion of $56.8 million, in estimated fair value, of SAFE agreements for Common Stock. Based on specific terms in the underlying contracts, related amounts had previously been reflected as SAFEs at fair value on the Surf Air Balance Sheet. Resulting share amounts have been determined based on a contractual 35% discount from the assumed initial listing price. Of this total, $0.5 million of notional value is not expected to convert into shares of Common Stock and instead will be paid in cash.
h)
Reflects the elimination of Southern’s redeemable convertible preferred stock, historical additional paid in capital, and historical accumulated deficit.
i)
Reflects the value of closing equity consideration related to the Southern Acquisition. This is discussed more fully in footnote 2 to the Unaudited Pro Forma Condensed Combined Financial Information.
j)
Reflects the elimination of the earnings impacts financial instruments carried at fair value, due to all associated instruments being converted to common equity upon the completion of the Internal Reorganization, Southern Acquisition and related transactions. Changes in fair value of such instruments are recorded through SAFE notes at fair value, current and long-term, convertible notes at fair value, current and long term, and other long-term liabilities on the Surf Air consolidated balance sheet.
k)
Reflects pro forma tax adjustments related to the Southern Acquisition. The deferred tax liabilities of Southern are an available source of income to realize the deferred tax assets of the Company. Accordingly, the Company has recorded an income tax benefit in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 for $7.5 million relating to the release of valuation allowance of the Company. We applied a blended tax rate of

26.58% to calculate the consolidated tax provision of Surf Air and Southern based on the pro forma financial statement. Surf Air acquires Southern in a federal deferred tax liability position, which creates a federal income tax benefit and corresponding federal valuation allowance release in the amount of $7.1 million for the year ended December 31, 2022. The deferred tax liabilities of Southern, resulting primarily from the intangible assets acquired in the acquisition, resulted in additional goodwill of $7.0 million. Meanwhile, a state deferred tax benefit in the amount of $0.3 million and $0.4 million, for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, is created in relation to Southern’s pre-tax loss and amortization on the acquired intangibles.
l)
Reflects 635,000 shares of Common Stock to be issued to Tuscan in consideration for the termination of the business combination agreement with Tuscan. Such amounts, with an estimated value of $3.1 million, have been reflected as a loss on contract termination.
m)
Represents transaction costs expected to be incurred by Surf Air of approximately $12.4 million, for legal, financial and capital markets advisory and other professional fees. The Company has previously expensed $5.1 million in similar costs.
n)
Reflects the adjustment of the derivative liability associated with the facility commitment fee to be paid to GEM to the full contractual amount of $8.0 million.
o)
Reflects equity-based compensation expense of approximately $25.7 million associated with the accelerated vesting of RSUs and RSPAs with performance conditions tied to the listing.
p)
Reflects $100 million in draw-downs under the Share Subscription Facility, of which $2 million will be paid to GEM as a pro-rata portion of the facility commitment fee and recorded as a reduction to the GEM derivative liability. As such shares have been issued at a contractual discount of 10% to the direct listing price, a loss of $11.1 million has been recorded on the settlement of the share issuance contract. SAM will be unable to request any of the GEM Advances until a resale registration statement covering the shares to be sold to GEM in accordance with the terms of the Share Subscription Facility has been declared effective. In addition, 1,000,000 shares of Common Stock purchased by GEM for an aggregate purchase price of $25 million to be issued to GEM following the listing.
q)
Reflects (i) an increase in cash and convertible notes at fair value, long-term in the unaudited pro forma condensed combined balance sheet of $8 million for additional convertible promissory notes of SAM entered into after June 30, 2023; and (ii) an increase in interest expense of $0.4 million and $0.8 million in the unaudited pro forma condensed combined statement of operations, for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, associated with the convertible note facility (which bears interest at 9.75% per annum) assuming such facility was outstanding since January 1, 2022. In the event such notes were converted upon listing, this would result in the issuance of an additional 1,333,333 shares of Common Stock.
r)
Reflects the payment of amounts contractually due under rent and aircraft maintenance abatement agreements. Such amounts will be paid following the capitalization received from the GEM Advances discussed in footnote 4(p).
s)
Reflects the payment of amounts contractually due related to the initial TAI licensing fee. Such amounts will be paid following receipt of the GEM Advances discussed in footnote 4(p).
t)
Reflects the payment of amounts contractually due under aircraft supply agreements. Such amounts will be paid following the direct listing.
u)
Reflects the payment of amounts due under existing financing obligations of Southern that will be callable following the change in control of Southern as a result of the Southern Acquisition. The cash payment amount will be net of existing deposits and maintenance reserves currently held with the lender.

5. Net Loss per Share

The pro forma basic and diluted earnings per share amounts are based upon the number of SAM shares that would be outstanding, assuming the Internal Reorganization, the Southern Acquisition and related transactions occurred on January 1, 2022. As the Internal Reorganization, the Southern Acquisition and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Southern Acquisition have been outstanding for the entire period presented.

	Six Months Ended	Year Ended
	June 30, 2023	December 31, 2022
Pro forma net loss- attributable to SAM common shareholders	$(31,993)	$(105,219)
Weighted average shares outstanding – basic and diluted	91,922,910	91,922,910
Pro forma net loss per share – basic and diluted	(0.35)	(1.14)
Excluded securities:
Surf Air Mobility Options (1)	1,743,735	1,743,735
Surf Air Mobility Preferred Warrants (2)	120,935	120,935
Surf Air Mobility Convertible Notes (3)	1,333,333	1,333,333

(1)
Excludes the impact of vested and unvested Surf Air stock options that will be converted into options to purchase 1,743,735 shares of Common Stock as part of the Internal Reorganization. The shares underlying these stock options will not represent legally issued and outstanding shares of Common Stock until such options (as converted after the Internal Reorganization) are exercised. Additionally, these underlying shares were excluded from the calculation of combined pro forma net loss per share, as their inclusion would be anti-dilutive.
(2)
Excludes the impact of vested Surf Air preferred share warrants that will be converted into warrants to purchase 120,935 shares of Common Stock as part of the Internal Reorganization. The shares underlying these warrants will not represent legally issued and outstanding shares of Common Stock until such warrants (as converted after the Internal Reorganization) are exercised. Additionally, these underlying shares were excluded from the calculation of combined pro forma net loss per share, as their inclusion would be anti-dilutive.
(3)
Excludes the impact of shares that would be due upon the conversion of newly issued Convertible Promissory Note. The shares underlying these Convertible Promissory Note will not represent legally issued and outstanding shares of Common Stock until such conversion rights are exercised. Additionally, these underlying shares were excluded from the calculation of combined pro forma net loss per share, as their inclusion would be anti-dilutive.